Exhibit 10.18

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of October 26, 2023 (this “Amendment”), is entered into by and between Polar Multi- Strategy Master Fund, a Cayman Islands exempted company (“Seller”) and Spectaire Holdings Inc. (f/k/a Perception Capital Corp. II.), a Delaware corporation (“Spectaire”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation (as defined below).

WHEREAS, Seller, Spectaire and Spectaire Inc., a Delaware corporation (“Target”), entered into that certain OTC Equity Prepaid Forward Transaction, dated as of October 16, 2023 (as amended from time to time, the “Confirmation”);

WHEREAS, on October 19, 2023, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 16, 2023, by and among Spectaire, Perception Spectaire Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Spectaire (“Merger Sub”), and Target, Merger Sub merged with and into Target, with Target being the surviving corporation and a wholly owned subsidiary of Spectaire; and

WHEREAS, Seller and Spectaire desire to amend the Confirmation as set forth below.

NOW, THEREFORE, that in consideration of the foregoing and intending to be legally bound hereby, Seller and Spectaire agree as follows:

1. Amendment: The text under “Share Consideration” in the Confirmation is deleted and replaced by:

In addition to the Prepayment Amount, Counterparty shall pay to Seller, directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) the number of Recycled Shares, if any, up to a maximum of 45,000 (the “Share Consideration Shares”) multiplied by (y) the Initial Price. The Share Consideration Shares shall not be included in the Number of Shares in this Transaction. The Seller and the Share Consideration Shares shall be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with this Confirmation.

2. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation and Amendment, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

POLAR MULTI-STRATEGY MASTER FUND, by its investment advisor, Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
	Name:	Andrew Ma
	Title:	CCO

By:	/s/ Kirstie Moore
	Name:	Kirstie Moore
	Title:	Legal Counsel

SPECTAIRE HOLDINGS INC.

By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer